Exhibit 10.34

FOURTH AMENDMENT TO LOAN AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AGREEMENT, dated as of January 7, 2011 (“Fourth Amendment”), is made by and among CARACO PHARMACEUTICAL LABORATORIES, LTD., a Michigan corporation, with an address at 1150 Elijah McCoy Drive, Detroit, Michigan 48202 (“Borrower”), and RBS CITIZENS, N.A., a national association, d/b/a Charter One, with an address of 27777 Franklin Road, Suite 1900, Southfield, Michigan 48034 (together with its affiliates, successors and assigns, “Bank”).

W I T N E S S E T H :

WHEREAS, Borrower and Bank are parties to that certain Loan Agreement dated February 27, 2009, as amended by First Amendment to Loan Agreement dated August 11, 2009, Second Amendment to Loan Agreement dated October 9, 2010, and Third Amendment to Loan Agreement dated October 6, 2010 (collectively, the “Loan Agreement”), together with other Loan Documents related thereto as described in the Loan Agreement; and

WHEREAS, Borrower and Bank desire to extend the revolving line of credit loan, and modify other provisions of the Loan Agreement as provided herein.

NOW, THEREFORE,  in consideration of the amended provisions herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Section 2.2 (a) of the Loan Agreement shall be amended to extend the Revolving Line of Credit Loan from January 9, 2011 to April 9, 2011.  Bank and Borrower also agree that the “Maturity Date” of the Revolving Line of Credit Note dated October 9, 2009 shall also be extended to April 9, 2011.

2.            Borrower acknowledges that the continuance of regulatory enforcement efforts by the Food and Drug Administration or other restrictions on Borrower’s operations, voluntarily imposed by Borrower or otherwise, on or after April 9, 2011, shall constitute a violation of the covenants described in Section 6.7 (b) of the Loan Agreement and shall be deemed an “Event of Default” without further notice or an opportunity to cure, notwithstanding any other provision of the Loan Agreement or other document to the contrary.

3.            Bank agrees to suspend testing of Minimum Fixed Charge Coverage Ratio and Minimum EBITDA described in Sections 6.8 and 6.9 respectively, until April 9, 2011.

4.            Nothing herein shall be deemed or implied as a waiver of any rights, interests or remedies available to Bank pursuant to the Loan Agreement or any other Loan Document, whether previously occurring, now existing, or arising in the future.  Bank reserves all such rights, interests and remedies, including those existing but temporarily suspended pursuant to any other documents executed in connection with this Fourth Amendment.  No failure by Bank to take any action in respect of a default  of any covenant or obligation under the Loan Agreement or other Loan Documents by Borrower shall be deemed a waiver of any subsequent or future default of Borrower, and any partial action or exercise of rights remedies will not prohibit further action or exercise of rights and remedies by Bank.  No course of dealing will be deemed to amend any terms of the Loan Agreement or other Loan Documents or preclude Bank from exercising its rights or remedies notwithstanding such course of dealing.

5.            Except as hereby amended, the Loan Agreement shall remain in full force and effect.  If any conflict exists between the terms and provisions of the Loan Agreement, and the terms and provisions of this Fourth Amendment, the terms and provisions of this Fourth Amendment shall govern and control.

6.            Each party covenants, warrants and represents that it has the authority to execute and bind each respective party to this Fourth Amendment.  Borrower further reconfirms all of its obligations under the Loan Documents, along with all of its representations and warranties to Bank as set forth in the Loan Documents as being true in all respect, and that there are no existing Events of Default under any provision of the Loan Agreement or any of the related Loan Documents or other Indebtedness to Bank other than as noted herein that have not otherwise been suspended by Bank.  The Loan Agreement and Loan Documents executed in connection therewith, whether prior to, or simultaneously herewith, are hereby ratified and certified as being in full force and effect.

7.            Borrower acknowledges and agrees that Bank has fully performed all of its obligations under all documents executed in connection with the Loan Documents and all actions taken by Bank have been reasonable and appropriate under the circumstances and within their rights under the Loan Agreement and the Loan Documents.  Borrower represents and warrants that it is aware of no claims or causes of action against Bank or its officers, directors, employees or agents.  Notwithstanding such representation and warranty, and as further consideration for the agreements set forth in this Fourth Amendment, Borrower, for itself and its successors and assigns, releases Bank and it officers, directors, employees, agents, attorneys, affiliates, subsidiaries, and successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises, whether known or unknown, arising from or in any way related to facts in existence as of the date hereof.  Borrower also acknowledges and agrees to pay or otherwise reimburse Bank, upon the execution of this Fourth Amendment, for all reasonable out-of-pocket costs incurred by Bank in the enforcement of the Loan Agreement, and the negotiations and drafting of this Fourth Amendment and related Loan Documents.

8.            This Fourth Amendment constitutes the entire agreement between the parties and supersedes all prior and contemporaneous agreements or understandings, whether written or oral, between the parties with respect to the subject matter hereof.  This Fourth Amendment shall be binding on the parties hereto, and their respective successor and assigns, and shall not be further amended, altered, modified, or changed in any way except in writing signed by all the parties to this Fourth Amendment, or their successors or assigns.

9.            The submission of this Fourth Amendment for examination or its negotiation of the terms described herein does not constitute an offer to amend the Loan Agreement, and this Fourth Amendment does not constitute a binding agreement until such time as the Fourth Amendment has been fully and finally executed by all parties to this Fourth Amendment.

THE UNDERSIGNED individuals have executed this Fourth Amendment on behalf of the respective parties hereto, effective as of the day and year first above written.

BANK:
RBS CITIZENS, N.A.
(d/b/a CHARTER ONE)

By:	/s/ John Sherman
Name:	John Sherman
Its:	Senior Vice President

Signatures continued

BORROWER:
CARACO PHARMACEUTICAL
LABORATORIES, LTD.

By:	/s/ Gurpartap S. Sachdeva
Name:	Gurpartap S. Sachdeva
Its:	Chief Executive Officer

and

By:	/s/ Mukul Rathi
Name:	Mukul Rathi
Its:	Interim Chief Financial Officer

GUARANTOR’S ACKNOWLEDGMENT

All terms and conditions of this Fourth Amendment are hereby acknowledged and agreed to by the undersigned, which hereby reaffirms its guaranty obligations thereunder to include such additional Revolving Line of Credit Loan and related letters of credit extended to or on behalf of Borrower, as stated herein.

GUARANTOR:
CARACO PHARMA, INC.

By:	/s/ Gurpartap S. Sachdeva
Name:	Gurpartap S. Sachdeva
Its:	Senior Vice President

and

By:	/s/ Mukul Rathi
Name:	Mukul Rathi
Its:	Treasurer